Dobson Communications Corporation — News Releases	Page 1 of 11

News Releases

Exhibit 99.1

Dobson Communications Reports First Quarter 2005 Results

OKLAHOMA CITY, May 9, 2005 — Dobson Communications Corporation (Nasdaq:DCEL) today reported a net loss applicable to common shareholders of $25.4 million, or $0.19 per share, for the first quarter ended March 31, 2005. The net loss included a $9.4 million income tax benefit for the quarter. (See Table 1.) This compares with the first quarter of 2004, when Dobson reported a net loss applicable to common shareholders of $16.5 million, or $0.12 per share. The net loss included a $5.7 million gain from extinguishment of debt and a $4.0 million income tax benefit.

Dobson reported EBITDA of $90.2 million for the first quarter of 2005, an increase of 8.5 percent over EBITDA of $83.1 million for the first quarter of 2004. Please see Table 3 for EBITDA reconciliation to GAAP measures.

Total revenue was $271.8 million for the first quarter of 2005, of which $53.4 million, or 20 percent, was roaming revenue. For the first quarter of 2004, Dobson reported total revenue of $233.8 million, of which $42.1 million, or 18 percent, was roaming revenue.

Dobson’s first quarter 2005 results reflect operations acquired during 2004, including Michigan 5 Rural Service Area (RSA) and the Michigan markets acquired from NPI-Omnipoint Wireless, LLC and RFB Cellular, Inc.

Operating Trends

For the fourth consecutive quarter, Dobson increased its average service revenue per unit (ARPU), reflecting the continued shift of its subscriber base to higher-value GSM calling plans. First quarter ARPU was $42.94 per month, an increase of approximately 11 percent over ARPU of $38.83 for the first quarter of 2004. ARPU was $42.17 for the fourth quarter of 2004. ARPU includes revenue from postpaid, prepaid and reseller customers.

Average customer usage per month was 529 minutes of use (MOUs) for the first quarter of 2005, compared with 442 for the first quarter of 2004 and 509 for the fourth quarter of 2004, again reflecting the shift of Dobson’s subscriber base to GSM calling plans, which typically offer larger “buckets” of MOUs than TDMA plans.

Dobson Communications reported approximately 395 million roaming MOUs for the first quarter of 2005, an increase of 23 percent over roaming MOUs of 322 million in the first quarter last year, on a same-store basis, including acquisitions. For the fourth quarter of 2004, Dobson reported 399 million MOUs.

The Company reported blended roaming yield of $0.135 per MOU for the first quarter of 2005, compared with $0.139 for the first quarter of 2004 and $0.136 for the fourth quarter of 2004.

GSM roaming accounted for approximately 275 million roaming MOUs, or 70 percent of Dobson’s total roaming MOUs for the first quarter of 2005. GSM represented 56 percent of roaming MOUs in the fourth quarter of 2004 and 43 percent in the third quarter of 2004.

Dobson reported approximately 122,000 total gross subscriber additions for the first quarter of 2005, compared with approximately 99,600 gross subscriber additions in the first quarter of 2004 and 112,300 gross subscriber additions in the fourth quarter of 2004.

Among postpaid gross additions in the first quarter of 2005, approximately 73,700, or 95 percent, selected GSM calling plans.

Postpaid customer churn was 2.43 percent for the first quarter of 2005, compared with 1.90 percent for

Dobson Communications Corporation — News Releases	Page 2 of 11

the first quarter of 2004 and 2.35 percent for the fourth quarter of 2004.

The Company’s subscriber base declined by 18,800 customers in the first quarter of 2005, compared with a net subscriber reduction of approximately 5,400 in the first quarter of 2004 and a net reduction of 25,600 in the fourth quarter of 2004. As of March 31, 2005, the Company’s total subscriber base was approximately 1,590,500.

At the end of the first quarter of 2005, approximately 563,200 of Dobson’s customers, or 35 percent of its subscriber base, were on GSM calling plans. In the first quarter of 2005, approximately 91,600 of the Company’s TDMA subscribers migrated to GSM calling plans, compared with 75,100 migrations in the fourth quarter of 2004. At year-end 2004, approximately 415,300 customers, or 26 percent of Dobson’s total subscriber base, were on GSM calling plans.

Capital expenditures were approximately $32.6 million in the first quarter of 2005. The Company ended the quarter with $190.2 million in cash and cash equivalents, compared with $139.9 million in cash and cash equivalents and $39.0 million in marketable securities at December 31, 2004. Totals of $2.5 billion in long-term debt and $359.6 million in preferred stock obligations were not materially different from the year-end 2004 totals. (See Table 2.)

First Quarter 2005 Conference Call

On Tuesday, May 10, 2005, Dobson plans to conduct its first quarter earnings conference call beginning at 9:30 a.m. CT (10:30 a.m. ET). Along with first quarter results, Dobson may comment on how recent trends might affect results for 2005 as a whole.

Investors may listen by phone or via web-cast on Dobson’s web site at www.dobson.net. Those interested may access the call by dialing:

Conference call	(888) 203-7667
Pass code	3648050

A call replay will be available later for two weeks via Dobson’s web site or by phone.

Replay number	(888) 203-1112
Pass code	3648050

For further analysis of first quarter results, please see the Company’s quarterly report on Form 10-Q, which Dobson plans to file May 10, 2005. Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information on Dobson and its operations, please visit its web site at www.dobson.net

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition or other factors that inhibit the growth of its subscriber base; shortages of key network equipment and/or handsets; restrictions on the Company’s ability to finance its growth; accelerated migrations to GSM by the Company’s customers, which would increase equipment costs; changes in the Company’s roaming agreements that could affect revenue and/or earnings expectations; technology changes; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Dobson Communications Corporation — News Releases	Page 3 of 11

Table 1

Dobson Communications Corporation
Statements of Operations

	Three Months Ended
	March 31,
	2005	2004
	($ in thousands except
	per share data)
	(unaudited)
Operating Revenue
Service revenue	$206,082	$181,699
Roaming revenue	53,430	42,075
Equipment & other revenue	12,246	10,017

Total	271,758	233,791

Operating Expenses (excluding depreciation & amortization)
Cost of service (exclusive of depreciation & amortization shown separately below)	72,299	54,186
Cost of equipment	30,366	23,534
Marketing & selling	34,094	29,162
General & administrative	44,811	43,776

Total	181,570	150,658

EBITDA (a)	90,188	83,133
Depreciation & amortization	(51,570)	(45,448)

Operating income	38,618	37,685
Interest expense	(60,742)	(54,238)
Dividends on mandatorily redeemable preferred stock	(7,931)	(8,618)
Other (expense) income, net	(766)	1,277
Gain from extinguishment of debt	—	5,739
Minority interests in income of subsidiaries	(1,830)	(944)

Loss before income taxes	(32,651)	(19,099)
Income tax benefit	9,394	3,974

Loss from continuing operations	(23,257)	(15,125)
Discontinued operations:
Income from discontinued operations, net of taxes (b)	—	443

Net loss	(23,257)	(14,682)
Dividends on preferred stock	(2,145)	(1,859)

Net loss applicable to common stockholders	$(25,402)	$(16,541)

Basic and diluted net loss applicable to common stockholders per common share	$(0.19)	$(0.12)

Basic and diluted weighted average common shares outstanding	133,884,962	133,727,123

Dobson Communications Corporation — News Releases	Page 4 of 11

(a)	EBITDA is defined as loss from continuing operations before depreciation and amortization, interest expense, dividends on mandatorily redeemable preferred stock, other income (expense), net, gain from extinguishment of debt, minority interests in income of subsidiaries and income tax benefit. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net loss as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

(b)	Operating results from income from discontinued operations:

	Three Months Ended March 31,
	2005	2004
Service revenue	$—	$2,383
Roaming revenue	—	1,067
Equipment & other revenue	—	106

Total operating revenue	—	3,556

Cost of service (exclusive of depreciation & amortization shown separately below)	—	824
Cost of equipment	—	235
Marketing & selling	—	605
General & administrative	—	529

Total operating expenses (excluding depreciation and amortization)	—	2,193

EBITDA	—	1,363

Depreciation & amortization	—	(647)
Interest expense & other	—	(2)
Income tax expense	—	(271)

Income from discontinued operations	$—	$443

Table 2

Dobson Communications Corporation
Selected Balance Sheet and Statistical Data

Dobson Communications Corporation — News Releases	Page 5 of 11

Balance Sheet Data:

	March 31,	December 31,
	2005	2004
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (a)	$190.2	$139.9

Marketable securities	$—	$39.0

Total Debt:
DCS 8.375% Senior Notes	$250.0	$250.0
DCS 9.875% Senior Notes	325.0	325.0
DCS Floating Rate Senior Notes	250.0	250.0
DCC 10.875% Senior Notes, net	297.7	297.7
DCC 8.875% Senior Notes	419.7	419.7
ACC 9.5% Senior Notes, net	14.0	13.7
ACC 10.0% Senior Notes	900.0	900.0

Total debt	$2,456.4	$2,456.1

Preferred Stock:
Senior Exchangeable Preferred Stock, 12.25%, net (b)	45.5	44.6
Senior Exchangeable Preferred Stock, 13.00%, net (c)	191.6	191.5
Series F Preferred Stock	122.5	122.5

Total preferred stock	$359.6	$358.6

	Three Months Ended
	March 31,
	2005	2004
	($ in millions)	($ in millions)
Capital Expenditures:	$32.6	$40.6

(a)	Includes $34.9 million and $41.5 million of cash from American Cellular at March 31, 2005 and December 31, 2004, respectively.

(b)	Net of deferred financing costs of $(0.9) million for December 31, 2004 and discount of $(0.7) million and $(0.7) million at March 31, 2005 and December 31, 2004, respectively.

(c)	Net of deferred financing costs of $(1.3) million and $(1.4) million at March 31, 2005 and December 31, 2004, respectively.

Table 3

Dobson Communications Corporation

For the Quarter Ended

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$206,082	$201,882	$198,740	$189,288	$181,699
Roaming revenue	53,430	53,252	62,221	50,606	42,075
Equipment & other revenue	12,246	9,794	11,438	12,469	10,017

Total	271,758	264,928	272,399	252,363	233,791

Dobson Communications Corporation — News Releases	Page 6 of 11

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Expenses (excluding depreciation & amortization)
Cost of service	72,299	69,851	69,299	61,972	54,186
Cost of equipment	30,366	27,321	30,242	27,870	23,534
Marketing & Selling	34,094	32,927	32,816	33,786	29,162
General & administrative	44,811	47,800	44,893	43,056	43,776

Total	181,570	177,899	177,250	166,684	150,658

EBITDA (a)(b)	$90,188	$87,029	$95,149	$85,679	$83,133

Pops	11,757,400	11,757,400	11,436,800	11,436,800	10,790,300
Post-paid
Gross Adds	77,400	69,500	83,200	73,500	68,700
Net Adds	(28,500)	(33,100)	(7,500)	(400)	(14,300)
Subscribers	1,435,600	1,464,100	1,472,600	1,480,100	1,457,600
Churn	2.4%	2.3%	2.0%	1.7%	1.9%
Average Service Revenue per Subscriber (ARPU)	$46.36	$45.26	$43.92	$42.33	$40.86

Pre-paid
Gross Adds	19,200	16,300	14,500	13,300	16,000
Net Adds	3,900	(400)	(200)	(1,300)	7,400
Subscribers	50,200	46,300	45,100	45,300	36,400

Reseller
Gross Adds	25,400	26,500	23,900	20,200	14,900
Net Adds	5,800	7,900	8,900	8,900	1,500
Subscribers	104,700	98,900	91,000	82,100	73,200

Total
Gross Adds	122,000	112,300	121,600	107,000	99,600
Net Adds	(18,800)	(25,600)	1,200	7,200	(5,400)
Subscribers	1,590,500	1,609,300	1,608,700	1,607,500	1,567,200
ARPU	$42.94	$42.17	$41.20	$40.03	$38.83
Penetration	13.5%	13.7%	14.1%	14.1%	14.5%

(a)	Includes $2.3 million, $1.8 million, $1.9 million, $1.6 million and $1.3 million of EBITDA for the quarters ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to loss from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Dobson Communications Corporation — News Releases	Page 7 of 11

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Loss from continuing operations	$(23,257)	$(11,883)	$(11,008)	$(14,047)	$(15,125)
Add back non- EBITDA items included in loss from continuing operations:
Depreciation & amortization	(51,570)	(51,279)	(49,456)	(46,635)	(45,448)
Interest expense	(60,742)	(58,182)	(54,456)	(52,784)	(54,238)
Dividends on mandatorily redeemable preferred stock	(7,931)	(6,877)	(8,290)	(8,289)	(8,618)
Other (expense) income, net	(766)	891	511	442	1,277
Gain from extinguishment of debt	—	34,662	—	—	5,739
Gain from redemption of preferred stock	—	—	1,410	5,069	—
Minority interests in income of subsidiaries	(1,830)	(1,352)	(1,512)	(1,058)	(944)
Income tax benefit (expense)	9,394	(16,775)	5,636	3,529	3,974

EBITDA	$90,188	$87,029	$95,149	$85,679	$83,133

Table 4

Dobson Cellular Systems

For the Quarter Ended

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$119,524	$115,768	$114,732	$109,460	$104,327
Roaming revenue	30,911	31,421	35,695	29,206	23,962
Equipment & other revenue	10,250	7,411	9,203	8,541	7,330

Total	160,685	154,600	159,630	147,207	135,619

Dobson Communications Corporation — News Releases	Page 8 of 11

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Expenses (excluding depreciation & amortization)
Cost of service	43,978	43,193	42,847	38,542	32,218
Cost of equipment	18,708	16,754	18,660	15,042	13,410
Marketing & selling	19,721	18,967	18,472	18,538	15,947
General & administrative	25,279	25,980	24,513	22,920	23,284

Total	107,686	104,894	104,492	95,042	84,859

EBITDA(a)(b)	$52,999	$49,706	$55,138	$52,165	$50,760

Pops	6,687,500	6,687,500	6,439,800	6,439,800	5,793,300

Post-paid
Gross Adds	45,700	39,900	46,300	40,200	37,800
Net Adds	(12,900)	(17,200)	(7,200)	(1,100)	(10,000)
Subscribers	800,100	813,000	805,600	812,800	791,000
Churn	2.4%	2.4%	2.2%	1.7%	2.0%
Average Service Revenue per Subscriber (ARPU)	$48.23	$47.26	$46.11	$44.95	$43.32

Pre-paid
Gross Adds	13,300	11,100	10,100	8,300	9,000
Net Adds	2,000	(1,200)	100	(500)	4,200
Subscribers	34,900	32,900	32,500	32,400	22,700

Reseller
Gross Adds	11,500	11,700	11,000	10,100	9,200
Net Adds	2,000	1,800	3,000	3,500	1,200
Subscribers	55,400	53,400	51,600	48,600	45,100

Total
Gross Adds	70,500	62,700	67,400	58,600	56,000
Net Adds	(8,900)	(16,600)	(4,100)	1,900	(4,600)
Subscribers	890,400	899,300	889,700	893,800	858,800
ARPU	$44.52	$43.78	$42.89	$42.17	$40.87
Penetration	13.3%	13.4%	13.8%	13.9%	14.8%

(a)	Includes $2.3 million, $1.8 million, $1.9 million, $1.6 million and $1.3 million of EBITDA for the quarters ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively, related to minority interests.

(b)	A reconciliation of EBITDA to (loss) income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Dobson Communications Corporation — News Releases	Page 9 of 11

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
(Loss) income from continuing operations	$(8,956)	$(91,976)	$(2,562)	$(1,302)	$10,837
Add back non-EBITDA items included in (loss) income from continuing operations:
Depreciation & amortization	(30,315)	(30,000)	(28,575)	(25,716)	(25,217)
Interest expense	(37,025)	(35,222)	(30,161)	(28,754)	(9,216)
Other income, net	1,726	1,143	977	1,264	2,445
Loss from extinguishment of debt	—	(14,200)	—	—	(349)
Minority interests in income of subsidiaries	(1,830)	(1,352)	(1,512)	(1,059)	(944)
Income tax benefit (expense)	5,489	(62,051)	1,571	798	(6,642)

EBITDA	$52,999	$49,706	$55,138	$52,165	$50,760

Table 5

American Cellular Corporation

For the Quarter Ended

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$86,558	$86,113	$84,008	$79,828	$77,372
Roaming revenue	22,519	21,831	26,526	21,401	18,113
Equipment & other revenue	5,008	4,121	3,973	5,665	4,424

Total	114,085	112,065	114,507	106,894	99,909

Operating Expenses (excluding depreciation & amortization)
Cost of service	29,619	26,838	26,633	23,611	22,148
Cost of equipment	11,658	10,567	11,582	12,828	10,124

Dobson Communications Corporation — News Releases	Page 10 of 11

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Marketing & selling	14,373	13,960	14,343	15,248	13,215
General & administrative	21,241	23,373	21,933	21,688	22,044

Total	76,891	74,738	74,491	73,375	67,531

EBITDA (a)	$37,194	$37,327	$40,016	$33,519	$32,378

Pops	5,069,900	5,069,900	4,997,000	4,997,000	4,997,000

Post-paid
Gross Adds	31,700	29,600	36,900	33,300	30,900
Net Adds	(15,600)	(15,900)	(300)	700	(4,300)
Subscribers	635,500	651,100	667,000	667,300	666,600
Churn	2.5%	2.3%	1.9%	1.6%	1.8%
Average Service Revenue per Subscriber (ARPU)	$44.02	$42.85	$41.27	$39.22	$37.96

Pre-paid
Gross Adds	5,900	5,200	4,400	5,000	7,000
Net Adds	1,900	800	(300)	(800)	3,200
Subscribers	15,300	13,400	12,600	12,900	13,700

Reseller
Gross Adds	13,900	14,800	12,900	10,100	5,700
Net Adds	3,800	6,100	5,900	5,400	300
Subscribers	49,300	45,500	39,400	33,500	28,100

Total
Gross Adds	51,500	49,600	54,200	48,400	43,600
Net Adds	(9,900)	(9,000)	5,300	5,300	(800)
Subscribers	700,100	710,000	719,000	713,700	708,400
ARPU	$40.92	$40.17	$39.09	$37.42	$36.39
Penetration	13.8%	14.0%	14.4%	14.3%	14.2%

(a)	A reconciliation of EBITDA to net loss as determined in accordance with generally accepted accounting principles is as follows:

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004
	($ in thousands except per subscriber data)
	(unaudited)
Net loss	$(5,268)	$(7,457)	$(3,380)	$(7,499)	$(7,365)
Add back non-EBITDA items included in net loss:
Depreciation & amortization	(21,255)	(21,279)	(20,881)	(20,919)	(20,231)
Interest expense	(23,784)	(23,457)	(23,971)	(23,692)	(23,675)
Other expense, net	(652)	(471)	(616)	(1,003)	(350)
Income tax benefit	3,229	423	2,072	4,596	4,513

EBITDA	$37,194	$37,327	$40,016	$33,519	$32,378

Dobson Communications Corporation — News Releases	Page 11 of 11

CONTACT: Dobson Communications, Oklahoma City
                   J. Warren Henry
                   (405) 529-8820